UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rules 14a-6(e)(2)).

☐	Definitive proxy statement.

☐	Definitive additional materials.

☒	Soliciting material pursuant to § 240.14a-11(c) or § 240.14a-12.

COMMONWEALTH INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Commonwealth Industries, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Commonwealth Industries, Inc.

Commission File No.: 0-25642

Forward-Looking Statements

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the definitive merger agreement and IMCO’s and Commonwealth’s and their respective subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, anticipated synergies, competitive position, technical capabilities, access to capital and growth opportunities are forward-looking statements. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which IMCO and Commonwealth are unable to predict or control, that may cause the combined companies’ actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the ability to complete the merger while obtaining the approval of the regulatory agencies and shareholders, the ability to successfully integrate and achieve cost savings and revenue enhancements in connection with the transaction, the success of the implementation of the information system across both companies, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, any increase in the cost of capital, the success of IMCO and Commonwealth in implementing their respective business strategies, and other risks as detailed in the companies’ various filings with the SEC.

Additional Information

IMCO will be filing a Registration Statement on Form S-4 and IMCO and Commonwealth will file a joint proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by IMCO free of charge by requesting them in writing from IMCO or by telephone at (972) 401-7200. You may obtain documents filed with the SEC by Commonwealth free of charge by requesting them in writing from Commonwealth or by telephone at (502) 589-8100. IMCO and Commonwealth, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of IMCO and Commonwealth in connection with the merger. Information about the directors and executive officers of IMCO and their ownership of IMCO stock is set forth in the proxy statement for IMCO’s 2004 Annual Meeting of Stockholders. Information about the directors and executive officers of Commonwealth and their ownership of Commonwealth stock is set forth in the proxy statement for Commonwealth’s 2004 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

Contact: Kim S. Knotts

Director of Investor Relations

(502) 588-8207

COMMONWEALTH INDUSTRIES TO TAKE SPECIAL CHARGES IN

THE SECOND QUARTER

LOUISVILLE, KENTUCKY (July 21, 2004) – Commonwealth Industries, Inc. (NASDAQ:CMIN) today announced that it expects to incur restructuring costs of approximately $15.2 million in the second quarter of 2004. The restructuring costs are related to the new management’s initial efforts to improve profitability by eliminating under-performing operations and streamlining overhead, as well as the recently announced definitive merger agreement with IMCO Recycling Inc. (IMCO), which is expected to close in the fourth quarter of 2004. In addition, approximately $3.3 million of transaction costs, net of tax, related to the Alflex sale will be included in discontinued operations for the quarter.

To improve profitability and productivity, Commonwealth has closed its tube manufacturing facility in Kings Mountain, North Carolina, to focus on its core aluminum sheet and recycling operations and eliminate an unprofitable product line. Total production of tube, fabrication operations and assembly of retail products ceased on June 30, 2004. Estimated costs for the closure are approximately $7.2 million including severance costs, fixed asset and inventory write-downs, present value of equipment lease obligations and various other closing costs. Approximately $5.8 million of closure costs are expected to be recorded in the second quarter of 2004, with the balance expected to be recorded in the third quarter of this year.

The previously announced departure of the former chief executive officer and other key executives related to the upcoming merger with IMCO represents the initial steps in streamlining overhead costs, resulting in a charge of approximately $6.4 million for severance costs in the second quarter. In addition, the Company also expects to recognize approximately $3.0 million of merger-related charges in the second quarter.

Commonwealth anticipates the sale of its Alflex subsidiary, a leading manufacturer of electrical products, to Southwire Company for a cash purchase price of approximately $60 million to close on July 30, 2004. Additional transaction costs of approximately $3.3 million, net of tax, are expected to be reported in the second quarter of 2004 relating to severance and professional fees.

-more-

Commonwealth Industries Inc.

In the second quarter, excluding the charges detailed herein, the Company expects to report a net loss in the range of $0.30 to $0.35 per share, which includes approximately $0.28 per share in costs associated with mark-to-market adjustments of aluminum hedging transactions. As a result of these special charges, Commonwealth obtained an amendment to its credit agreement related to its financial covenants.

Commenting on the announcement, President and Chief Executive Officer, Steven J. Demetriou said, “Our initial assessment of Commonwealth’s operations has led us to reenergize the focus on our core operations, shed non-core assets, and develop a plan for step-change productivity improvement. The special charges we are taking this quarter will strengthen our position in the improving aluminum industry environment and provide a more efficient cost structure for the future.

“The proposed merger with IMCO is on track and expected to produce an estimated $25 million of synergies within 24 months after closing the transaction,” Demetriou continued. “While we expect additional charges related to employee severance and other costs in the third and fourth quarters, we are enthusiastic about the growth potential and opportunities presented by the merger.”

Commonwealth Industries is one of North America’s leading manufacturers of aluminum sheet for distributors and the transportation, construction, and consumer durables end-use markets. The Company has direct-chill casting facilities in Kentucky and continuous casting mini-mills in Ohio and California. Commonwealth also is a leading manufacturer of innovative electrical products through its Alflex operations in California and North Carolina. For more information about the Company, visit Commonwealth’s website at www.ciionline.com.

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the sale of Alflex, the consummation of the closing of the definitive merger agreement of Commonwealth and IMCO Recycling Inc., and the Company’s and its subsidiaries’ expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive position and growth opportunities are forward-looking statements. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the ability to close the stock purchase agreement for the sale of Alflex, the success of the implementation of the Company-wide information system, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, including synergies that the IMCO merger are expected to produce, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, the success of the Company in implementing its business strategy, and other risks as detailed in the Company’s various filings with the Securities and Exchange Commission.

-###-